EXHIBIT 10.1

Memorandum of Understanding (MOU)

This Memorandum of Understanding (MOU) is by and between:

a) Cosmos Holdings Inc. (hereinafter" Cosmos"), a company incorporated in Nevada, whose shares are publicly traded on the U.S. OTCMarkets under the ticker: COSM, and

b) DOC Pharma SA, based in Ag. Georgiou 5, TK57001, Thessaloniki, Greece, agree on the present MOU that comes into force on the 20th of May 2016, and expires on the 31st of December 2016.

DOC Pharma SA is an ISO certified and licensed GDP (Good Distribution Practices) whole sales of pharmaceutical products. It is the owner of numerous licenses of generic medicines and uses its own network of pharmaceutical sales representatives to communicate its products with doctors. The company also trades prototype medicines, food supplements, and cosmetics.

Purpose of this MOU:

This MOU is a preliminary agreement whose purpose is to conclude to a final agreement in which Cosmos will acquire DOC Pharma with cash and shares of Cosmos stock the amount of which will be determined before a definitive agreement is signed (the "Transaction"). The shares will be issued to the owner of DOC Pharma according to exchange agreements that will follow. Cosmos' principal stockholder, CEO and a director, Grigorios Siokas, also controls DOC Pharma, and this will be a related party transaction. The process of share and assets exchange is described below.

Both parties will proceed to a final agreement only if all conditions will be agreed to by both parties. If both parties do not agree on all conditions there will be no definitive contracts and no obligations by any party.

Execution of a definitive agreement and subsequent closing is subject to, among other things, tax and legal considerations and satisfactory completion of due diligence.

Both parties will use their best efforts in order to sign a definitive agreement, but are under no obligation to do so and may not do so for any reason in their sole and absolute discretion.

During the period that this MOU is valid Cosmos and DOC Pharma will focus their efforts to complete the Transaction.

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From now on, the Parties understand and agree as follows:

Agreements

1) Summary. DOC Pharma will transfer its existing pharmaceutical business to Cosmos. Cosmos will issue shares to DOC Pharma's owners for the acquisition of DOC Pharma. Cosmos will conduct data sharing, proper auditing, and legal due diligence to DOC Pharma in order to complete the transaction.

2) Negotiation period and procedures: The parties agree to make preparations for the definitive agreements promptly (and to the best knowledge and conscious not to endanger any business as described below):

a) The parties will be working together in order to create the appropriate conditions for a final closing by the 31st of December 2016. This date will be the last valid day of this MOU.

b) The Parties shall jointly operate, meet, and exchange information with the intention of completing the transaction safely and within determined timeframes.

c) Specifically, the parties agree, to discuss and conclude on

•	The proper and timely auditing of DOC Pharma
•	The proper legal due diligence of DOC Pharma
•	The exact amount of cash and shares issued to the DOC Pharma owner based on an independent valuation.
•	Possible restrictions on new issued shares

3) Definitive Agreements. The definitive agreements, if agreements are reached at all, should be signed within the scope of this MOU. If the parties will need more time they should all agree in written form for the extension of this MOU.

4) DOC Pharma approves for a full auditing and Due Diligence to be conducted at DOC Pharma's expense.

5) Cosmos will publish this MOU and make any SEC filings.

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6) Final Provisions.

•	Previous oral or written agreements between the parties relating to the subject matter of this agreement are irrelevant when the MOU comes into force.
•	Changes or additions to this Agreement and this clause shall be in writing and shall be signed by both parties.
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If any provision of this Agreement is invalid, the validity of the remaining provisions shall not be affected thereby. The parties will immediately replace the ineffective provision by an effective one, to achieve the commercial purpose of the invalid provision as closely.

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The Parties confirm to each other that in order to simplify force of a written communication sent by e-mail, they will recognize the signing of contractual agreements, except for the definitive agreements to be originally executed.

This agreement is governed by Nevada law.

Date: May 20, 2016 The parties: Cosmos Holdings Inc.,

By:	/s/ Grigorios Siokas
Mr. Grigorios Siokas
CEO

DOC Pharma SA

By:	/s/ Ourania Matsouki
Mrs. Ourania Matsouki
Title:

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